UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 23, 2003

SM&A

(Exact name of registrant as specified in its charter)

California	0-23585	33-0080929

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, Eighth Floor, Newport Beach, California	92660

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(949) 975-1550

(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 23, 2003.

Item 9. Regulation FD Disclosure.

     On October 23, 2003, SM&A, a California corporation (the “Company”) issued a press release announcing, among other things, third quarter 2003 revenue of $18.7 million, an increase of 31% over the same period a year ago. Net income for the third quarter 2003 was $2.9 million, or $0.13 per share, an increase of 78% from $1.6 million, or $0.08 per share for the same period a year ago. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM&A

(Registrant)

Date
	October 23, 2003	/s/ Cathy L. Wood

(Signature)
Cathy L. Wood Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 23, 2003.